CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
            ___________________________________________________

We consent to incorporation by reference in the Registration Statement No. 33-________ on Form S-8 of

(1) our independent auditor's report dated August 8, 2001, relating to the balance sheet of Humatech, Inc. (SEC File No. 0-28557, CIK # 1100976) as of April 30, 2001 and 2000 and the related statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years ended April 30, 2001 and 2000, which report appears in the 2001 Annual Report on Form 10-KSB/A of Humatech, Inc.; and

(2) our independent accountant's review report dated March 11, 2002 relating to the unaudited balance sheets of Humatech, Inc. as of January 31, 2002 and 2001 and the related statements of operations and comprehensive income for the nine and three months ended January 31, 2002 and the statements of cash flows for the nine months ended January 31, 2002 and 2001, which report has been submitted to management as it relates to the January 31, 2002 Quarterly Report on Form 10-QSB/A.


                                                     /s/ S.W. Hatfield, CPA
                                                     _______________________
                                                     S.W. Hatfield, CPA

Dallas, Texas
May 31, 2002